Exhibit 5.1

                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE
August  5,  2005

Healthcare Business Services Groups, Inc.
1126 West Foothill Blvd., Suite 105
Upland, CA 91786

Re:     Form  S-8  Registration  Statement

Ladies  and  Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Healthcare Business Services Groups, Inc. (the "Company") covered by an Amended Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

  - 2,000,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant to the Agreements.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws and Registration Statement and such other documents and records, as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

The Company's Chief Executive Officer and President has certified to me that she understands that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities and that the Shares will only issuable to natural persons and only for bona fide services.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.
                                        Sincerely,

                                        /s/  David  M.  Loev,  Attorney  at  Law
                                        DAVID M. LOEV, ATTORNEY AT LAW

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